Exhibit 99.2

WESTERN GOLDFIELDS APPOINTS RANDALL OLIPHANT AS CHAIRMAN, A NEW SENIOR MANAGEMENT TEAM AND A $6,000,000 PRIVATE PLACEMENT


TORONTO, Feb. 13, 2006 (PRIMEZONE) -- Western Goldfields, Inc. (OTC BB:WGDF.OB -
News) is pleased to announce the restructuring of its Board of Directors, the appointment of a new senior management team and the closing of an initial $3,700,000 of a non-brokered private placement financing of $6,000,000.

The Board of Directors of the Company have appointed Mr. Randall Oliphant as Chairman of the Board and Mr. Martyn Konig as a Director, each effective immediately. The Board of Directors has also appointed Mr. Vahan Kololian as a Director, effective 11 days after mailing the information statement on Form 14f-1 to the Company's shareholders. Mr. James Mancuso has resigned as a director of the Company, effective immediately. Two of the Company's existing directors Mr. Douglas Newby and Mr. Gerald Ruth will continue to serve on the Company's Board of Directors.

The Company also announced new senior management appointments. Mr. Raymond Threlkeld has been appointed President and Chief Executive Officer, Mr. Brian Penny has been appointed Chief Financial Officer and Mr. Paul Semple has been appointed Vice President of Projects.

In addition, the Company has closed an initial $3,700,000 of a total $6,000,000 non-brokered private placement. The Company sold 12,333,333 units at a purchase price per unit of $0.30 in the initial closing and expects to close on an additional 7,666,667 units at a purchase price per unit of $0.30 at a second closing that is expected to occur on or before February 21, 2006. Each unit is comprised of one share of common stock and one half common stock purchase warrant. Each full common stock purchase warrant has an exercise price of $0.45 cents and a term of two years.

Please Note: All dollar amounts are in U.S. dollars unless otherwise stated.


The proceeds from the non-brokered private placement will be used as follows:

         o to repay in full the Company's outstanding debt facility of $1,500,000 million plus accrued interest;

         o to pay Romarco Minerals, Inc. $1,953,257 in full satisfaction of amounts owing upon termination of the merger agreement;

         o to finance the completion of the Mesquite Mine feasibility study; and

         o        for general corporate purposes.

In conjunction with the appointment of the new Directors and management team, the Company granted 7.6 million stock options to the new team.

The immediate priorities for the Company will be to upgrade and expand the resources at the Mesquite Mine, complete the Mesquite Mine feasibility study and bring the Mesquite Mine into full production.

Mr. Oliphant, the Company's new Chairman of the Board, commented, "I am delighted that we are able to combine a very experienced and capable team with the potential of the Mesquite Mine. Under the leadership of Ray Threlkeld, Brian Penny and Paul Semple, I am confident that the shareholders of Western Goldfields will realize value from this exciting property." He added, "The Company wishes to thank Mr. James Mancuso for his contribution to the Company and wishes him well in his future endeavors."

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Mr. Newby, former Chairman, President and CEO, and a current director of the
Company, said, "I am excited to hand over the reins to Randall Oliphant and his team. I am impressed by the quality team Randall has assembled to advance Western Goldfields."

Western Goldfields' principal asset is the Mesquite gold mine located in Southern California.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are identified by words such as "intends," "anticipates," "believes," "expects" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 under the caption, "Risk Factors." Most these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Biographies of New Directors and Senior Management

Mr. Randall Oliphant is the Chairman and CEO of Rockcliff Group Limited, a private corporation actively involved with its shareholdings, primarily in the mining sector, including Silver Bear Resources Inc. Mr. Oliphant is on the Advisory Board of Metalmark Capital LLC (formerly Morgan Stanley Capital Partners) and serves on the Board of Western Oil Sands Inc. Mr. Oliphant also serves on the boards of a number of private companies and not-for-profit organizations. Until 2003, he was the President and CEO of Barrick Gold Corporation. Mr. Oliphant holds a Bachelor's of Comm. from the University of Toronto and is a Chartered Accountant.

Mr. Vahan Kololian founded and is Managing Partner of TerraNova Partners LP, which invests in the industrial, services and resource sectors. Mr. Kololian is also Chairman of Precinda Corporation, a private manufacturing company. Mr. Kololian also serves on the boards of both public and private companies. Mr. Kololian has obtained degrees from University of Western Ontario, University of Grenoble, and a LL.B. from the University of Ottawa. Mr. Kololian is a Member of the Law Society of Upper Canada.

Mr. Martyn Konig has 20 years experience in investment banking and commodity markets. Mr. Konig is CEO of AIM listed Latitude Resources Plc. He has extensive experience in the natural resource sector, which includes senior management responsibility in resource finance and commodity trading operations at various international investment banks. Mr. Konig was a main Board Director of NM Rothschild for 15 years and held senior positions at Goldman Sachs and UBS. Mr. Konig is a Barrister and Fellow of the Chartered Institute of Bankers.

Mr. Raymond W. Threlkeld has over 30 years of mineral industry experience ranging from discovery, feasibility study, development management, operations management, and corporate officer. Mr. Threlkeld is the Chief Operating Officer of Silver Bear Resources Inc., a private mineral resource company. Mr. Threlkeld held various senior management positions in precious metal mine development with Barrick Gold Corporation and Coeur d'Alene Mines Corporation including the development of the Pierina Mine in Peru, the Bulyanhulu Mine in Tanzania and the Veladero Mine located in Argentina. Mr. Threlkeld holds a degree in Geology and has had exploration acquisition success in the Western United States in addition to the management and project development experience sited above.

Mr. Brian Penny has over 20 years of experience in mine finance and accounting. Mr. Penny is the Chief Financial Officer of Silver Bear Resources Inc., a private mineral resource company. He is a Director of, and chairs, the Audit Committees of three publicly-traded companies. While serving as Chief Financial Officer with Kinross Gold Company, Mr. Penny was responsible for all finance, banking, hedging and financial reporting activities including the financial due diligence surrounding a U.S. $1.3 billion merger with TVX Gold Inc. and Echo Bay Mines Ltd. Mr. Penny holds a diploma of Business in Accounting and is a Certified Management Accountant.

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Mr. Paul G. Semple's 23-year career in the mining industry has focused on feasibility studies, project development and operations of precious and base metals deposits. Much of his time was spent with Kilborn (later SNC-Lavalin) where he was involved in all aspects of project development from initial studies through to construction and operations. During this time, Mr. Semple held various positions including Vice President and General Manager, SNC Lavalin Engineers and Constructors. Mr. Semple holds a Bachelor's of Applied Science from Queen's University and is a professional engineer.

Contact:
         Western Goldfields, Inc.
         Brian W. Penny, Chief Financial Officer
         (416) 324-6002
         (416) 324-9494 Fax
         brianpenny@rogers.com